AMEX Symbol - UEC Frankfurt Symbol - U6Z Berlin Symbol - U6Z
For Immediate Release	October 19, 2007

Uranium Energy Corp. Addresses Canadian Technical Information Disclosure with the British Columbia Securities Commission

The Company files NI 43-101 technical reports for its Goliad and Cebolleta Uranium Projects

AUSTIN, TX - October 19, 2007 - Uranium Energy Corp. (the "Company") is a US public company that reports to the US Securities and Exchange Commission (the "SEC"). The Company's shares trade on the American Stock Exchange under the ticker symbol "UEC". The Company is current with all SEC continuous disclosure requirements.

The shares of the Company do not trade on any Canadian exchanges and the Company's properties are all located in the US; however, the Company became a reporting issuer in the Province of British Columbia, Canada, on March 5, 2007, in order to accommodate its Canadian institutional investors. As a consequence of becoming a reporting issuer in British Columbia, among other requirements, the Company is required to file with the British Columbia Securities Commission (the "BCSC") the continuous disclosure documents that it files with the SEC.

In June of this year the BCSC conducted a review of the Company's technical information disclosure practices under Canadian mineral resource disclosure requirements. Based upon this review, the BCSC issued a cease trade order in respect of the Company's shares (the "CTO"), which is limited to the Province of British Columbia, for not having then filed technical reports under Canadian National Instrument 43-101 Standards for Disclosure of Mineral Projects ("NI 43-101") respecting the Company's material mineral property interests and for not then disclosing historical mineral resources in its annual report filed with the BCSC which were otherwise publicly disclosed by the Company.

As a consequence of the BCSC's review the Company has now filed NI 43-101 technical reports for each of its Goliad Project, located in Texas, and for its Cebolleta Project, located in New Mexico.

Amir Adnani, President and CEO of the Company, states, "We are prepared to make a long term commitment to establishing a strong presence for our Company in the Canadian capital markets which are integral to the growth of many successful mineral exploration and mining companies. We are in close communication with the BCSC and are working with Canadian-based consultants to ensure that we meet and satisfy the Canadian disclosure requirements on mineral properties as outlined by NI 43-101 in order that our Company can begin to benefit from having a presence in Canada."

Disclosure clarification respecting material mineral projects

The Company has now filed NI 43-101 technical reports for each of its Goliad and Ceboletta Projects on SEDAR. As a result of the technical information disclosure review by the BCSC, and as a consequence of the filing of the subject NI 43-101 technical reports, the Company is now issuing this news release in order to retract, restate and clarify certain of its previous and current technical information disclosure in accordance with NI 43-101.

Historical Mineral Resource Estimates

In certain of its news releases, investor materials and on its website the Company disclosed historical mineral resources for its Goliad Project, located in Texas, and its Cebolleta Project, located in New Mexico. Under NI 43-101 an issuer may disclose an estimate of the quantity and grade of a historical mineral resource made before the instrument came into force if the estimate is an estimate of mineral resources prepared by or on behalf of a person or company other than the issuer and the disclosure identifies the source and date of the historical estimate, confirms that the historical estimate is relevant, comments on its reliability, and explains any differences between the categories used in the historical resource and those permitted by NI 43-101. The disclosure made by the Company did not contain this information and, accordingly, does not comply with the technical information disclosure requirements of NI 43-101. The Company has now filed a NI 43-101 technical report on its Goliad Project. Notwithstanding, the Company retracts the disclosure it previously made about the historical resources on the Goliad Project, and restates this disclosure as follows.

The Goliad Project uranium property is located in north-central Goliad County, Texas, and currently consists of 13 in situ uranium mining leases that cover approximately 1,421 net acres of contiguous properties. Moore Energy Corporation ("Moore Energy") acquired the leases to the current Company property from Coastal Uranium and drilled 479 holes during 1983 and 1984. After completion of exploration drilling in 1984, Moore Energy estimated uranium resources, based on the area under a 0.3 GT contour, of approximately 3,366,000 tons at an average grade of about 0.05% eU3O8 and an average disequilibrium factor ("DEF") of 1.494. This equates to approximately 5.2 million pounds of eU3O8. The DEF is a ratio of chemical over radiometric uranium. The resources stated above are historical in nature and were compiled before the implementation of NI 43-101 reporting standards, and the Company has not independently verified the resource so is not treating them as current resources. The historical resources were prepared to industry standards in place at the time and are considered relevant today. This estimate, although prepared by experienced personnel and considered relevant should not be relied on. The Company obtained mine leases by assignment from a private entity for the current Goliad Project in 2006, and has drilled 360 holes at the property from May 2006 through June 2007. These holes include closer-spaced delineation work on the properties drilled by Moore Energy in order to assist in the future generation of a current NI 43-101 resource.

In its recently completed and filed NI 43-101 technical report respecting its Goliad Project the Company has established a historical mineral resource and the results from the Company's 2006-2007 confirmation drilling work supports the presence of the Moore Energy historical estimate of approximately 3,366,00 tons at an average grade of 0.05% eU3O8 that equates to approximately 5.2 million pounds eU3O8 with an average DEF of 1.494. The Goliad Project has considerable technical merit and is worthy of additional work, as it is the author's opinion therein that there remains excellent potential for the discovery of additional uranium mineralization in the Goliad Project area. The review of geological and historical resource data from Moore Energy, and the recent confirmation drilling results conducted by the Company at the property, demonstrates the estimates were made using methods and procedures that were standard in the United States uranium industry at the time they were prepared. This historic resource estimate is considered to be relevant, and is believed to be reliable based on the amount and quality of historic and current work completed, however, it should not be relied upon. The Company plans to complete further work to bring the property to a current Canadian Institute of Mining resource classification, and the Company is not treating the historical estimate as current mineral resources.

The complete Goliad Project NI 43-101 technical report is available for review on the SEDAR website, at www.sedar.com, and on the Company's website at www.uraniumenergy.com. The technical report was authored by Thomas A. Carothers, P.Geo., a qualified person as defined in NI 43-101, who has over 30 years of uranium and ISR production experience with such firms as US Steel Uranium Operations and Tenneco Uranium, and consulted for uranium firms in Texas and New Mexico.

The Company retracts the disclosure it made about the historical resources on the Cebolleta Project, and restates this disclosure as follows.

The Cebolleta uranium project of Cibola Resources LLC, a limited liability company whose members are Neutron Energy, Inc. (51% interest) and the Company (49% interest), is situated in the Laguna mining district, about 45 miles west-northwest of the city of Albuquerque, New Mexico. The project is situated on the southeastern portion of the privately-owned Cebolleta Land Grant, a Spanish land grant. Cibola Resources LLC holds a mineral lease covering about 6,700 acres of privately owned surface and mineral rights.

The project area is the site of the formerly active St. Anthony and L-Bar uranium mines. The St. Anthony group of mines, which included two open pits and one shallow underground mine, was operated by several different companies since the discovery of significant uranium mineralization on that portion of the property in the 1950's. Substantial uranium mineralization was identified in the L-Bar area by the Anaconda Company in the 1950's, and was later developed by a joint venture between Reserve Oil and Minerals and Sohio Western Mining Company. The St. Anthony group of mines is reported to have produced more than 2.5 million pounds of U3O8, and the L-Bar underground mine produced in excess of 1.75 million pounds of U3O8 prior to shut-down of mining and processing operations in mid 1981.

At Cebolleta six separate uranium deposits have been outlined by the former project operators, Sohio Western Mining and United Nuclear/UNC Resources. The project is estimated to host the following mineral resources (which are historical in nature and not compliant with NI 43-101):

Area	Short Tons	Grade (%U3O8)	Pounds U3O8*
L-Bar:	4,075,000	0.154	12,653,000
St. Anthony:	4,320,000	0.095	8,208,000
Total:	8,395,000	0.124	20,861,000

              * - No provisions have been made for relative recovery rates.
Area	Total Pounds U3O8	NEI (51%) PoundsU3O8	UEC(49%)Pounds U3O8
L-Bar	12,653,000	6,453,030	6,199,970
St. Anthony	8,208,000	4,186,080	4,021,920
Total:	20,861,000	10,639,110	10,221,890

All resource estimates quoted herein are based on data and reports obtained and prepared by previous operators. This historic resource estimate is considered to be relevant, and is believed to be reliable based on the amount and quality of historic work completed. The Company has not completed the work necessary to independently verify the classification of the mineral resource estimates.

An NI 43-101 technical report on the Cebolleta Project is now available for review on the SEDAR website, at www.sedar.com, and on the Company's website at www.uraniumenergy.com. This technical report was prepared under the direction of Geoffrey S. Carter, P. Eng., a principal of Broad Oak Associates and a qualified person as defined by NI 43-101.

Estimates of potential exploration targets

The Company also made disclosure in its news releases and investor relations materials and on its website about the size of potential exploration targets on the Goliad Project, and on all of its mineral properties in aggregate. Under NI 43-101 an issuer may disclose in writing the potential quantity and grade, expressed as ranges, of a potential mineral deposit that is to be the target of further exploration, provided that the disclosure includes (i) a proximate statement that the potential quantity and grade is conceptual in nature, that there has been insufficient exploration to define a mineral resource and that it is uncertain if further exploration will result in discovery of a mineral resource, and (ii) the basis on which the disclosed potential quantity and grade has been determined.

The disclosure made by the Company relating to potential exploration targets on the Company's mineral properties did not contain this information and, accordingly, does not comply with the technical information disclosure requirements of NI 43-101. In addition, the Company should not have referred to potential exploration targets as potential additional resources.

The Company retracts the disclosure it made about the potential exploration targets on the Company's properties and restates this disclosure as follows

Based on the recently filed NI 43-101 technical report on the Goliad Project, it is the author's opinion therein that there remains excellent potential for the discovery of additional uranium mineralization in the Goliad Project area. There is a considerable amount of property on leases north, east, and south of the identified gamma ray anomaly zones that contain the estimated resource which have either been sparsely drilled or not drilled at all. The best immediate potential is to drill offset borings in areas outside of the recognized mineralized areas where high grade mineralization has already been identified, but not delineated. Uranium mineralization as currently defined by historic drilling remains open laterally in all directions, providing excellent potential targets for additional drilling.

The above discussed potential targets and potential quantity is conceptual in nature and there has been insufficient exploration to define this mineral resource and it is uncertain if further exploration will result in this target being delineated as a mineral resource.

Disclosure of Economic Analysis of the Goliad Project

In the Company's investor materials and on its website, the Company disclosed an economic analysis on its Goliad property. Disclosure of an economic analysis was premature because the Company did not have current mineral resources on the Goliad property, and was not permitted under NI 43-101. The Company retracts its disclosure of the economic analysis at its Goliad property and restates its disclosure as follows based on its recently published NI 43-101 report:

As stated by the author of the recently published NI 43-101 report on the Goliad Project, the exploration and drilling results indicate that uranium mineralization occurs in the Goliad Formation below the water table at depths from approximately 90 to 450 feet. Evaluation of existing average grade of uranium mineralization data and the depth of mineralized zones indicate ISR is potentially the most suitable mining method for this project.

The Company is currently proceeding forward with Phase I, additional confirmation-verification studies at the Goliad Project.. Based on the author's review of the available data and geologic information for the Goliad Project, the mineral resources base for the site, the results of the leach amenability tests, and the experience of other ISR operations mining from the Goliad formation, it is recommended that the Company proceed with the preliminary permit applications in advance of successful completion of the recommended Phase I confirmation-verification studies.

Statements regarding production timeframes

In the Company's investor relations materials and on its website and in certain of its news releases the Company made certain forward-looking statements relating to production at its Goliad Project. Under 43-101 a company must complete a feasibility study demonstrating the economic viability of a project in order to support a production decision, and the Company's disclosure did not comply with such technical information disclosure requirements. In addition, this disclosure did not contain the cautionary language required for disclosure of targets and assessments under NI 43-101. The Company retracts its disclosure of timeframes for production at its Goliad Project and restates its disclosure as follows based on its recently published NI 43-101 technical report.

The Company has now completed and filed a NI 43-101 technical report on its Goliad Project and has established an historical resource base and plans to enhance the quality of the resource by further project review and conventional analysis for the purposes of ultimately establishing a current resource and initiating a feasibility study consequent thereon. The Company is planning to develop a feasibility study on the Goliad Project concurrent with its permitting initiatives. Once the necessary permits and licenses for the Goliad Project are received the Company will make the decision to advance the Goliad Project to production pending a positive and satisfactory feasibility study.

The scientific and technical information in this news release has been prepared and reviewed by Clyde Yancey, P. Geo., VP of Exploration of the Company, a qualified person as defined by NI 43-101.

About Uranium Energy Corp.

Uranium Energy Corp. (AMEX: UEC) is a US-based junior resource company with the objective of becoming a near-term ISR uranium producer in the United States. The Company is currently focused on exploring its Goliad property in South Texas. Uranium Energy controls one of the largest historical uranium exploration and development databases in the US. Through the use of these databases, the Company has acquired advanced uranium properties throughout the southwestern US. The operational management is comprised of pre-eminent uranium mining and exploration professionals, whose collective experience in the uranium mining industry gives the Company ongoing uranium mine-finding and uranium mine development expertise. Uranium Energy Corp. is well positioned to capitalize on the current alternative energy boom. For more information, please visit www.uraniumenergy.com.

Contact North America: Investor Relations, Uranium Energy Corp
Toll Free: (866) 748-1030
Phone: (604) 682-9775
Fax: (604) 682-3591
E-mail: info@uraniumenergy.com
Website: www.uraniumenergy.com

Stock Exchange Information:
AMEX Symbol: UEC
Frankfurt Stock Exchange Symbol: U6Z
Berlin Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US9168961038

Safe Harbor Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. In particular, statements concerning historical mineral resource estimates should be viewed as forward-looking statements to the extent that they involve estimates of the mineralization that will be encountered if the property is developed. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Forward looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company's filing with the SEC, such as the ability to obtain additional financing, the ability to manage growth, acquisitions of technology, equipment or human resources, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Any historical mineral resources referred to by the Company in this news release and in any referenced technical report have not been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as "NI 43-101". As a reporting issuer in Canada, we are required by Canadian law to provide disclosure in accordance with NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the SEC Industry Guide 7. NI 43-101 and Guide 7 standards are substantially different, however Guide 7 does allow the disclosure of mineral resources where required to be disclosed by foreign law.

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